UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2012

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-536659
(Commission File Number)

26-4227137
(IRS Employer Identification No.)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Registrant’s telephone number, including area code)

________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01. Other Events

As reported in the Current Report on Form 8-K of Medical Care Technologies Inc. (the “Company”) filed with the Securities and Exchange Commission, on December 15, 2011, the Company issued an Amended and Restated 15% Convertible Debenture, dated December 9, 2011 (the “Debenture”), to Long Side Ventures LLC, a Florida limited liability company (“Long Side”).  The Debenture provides, among other things, that 30 million shares of the Company’s common stock be held in escrow pursuant to a stock escrow agreement among the Company, Long Side and Jonathan D. Leinwand, P.A., as escrow agent.

As the Debenture is no longer outstanding and all obligations under the stock escrow agreement have been satisfied, the 30 million shares of common stock issued to Jonathan Leinwand pursuant to the terms of the Debenture were released from escrow on September 12, 2012 and have been returned to the Company’s treasury. Accordingly, 2,323,785,844 shares of common stock of the Company are issued and outstanding as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL CARE TECHNOLOGIES INC.

Dated: September 14, 2012	By:	/s/ Ning C. Wu
Ning C. Wu
President

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